Exhibit 99.1

GIGOPTIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA

On November 9, 2009, GigOptix, Inc. (“GigOptix”) completed an acquisition of ChipX, Inc., (the ChipX Transaction), a privately-held fabless supplier of analog and mixed signal custom Application Specific Integrated Circuits (ASICs). The ChipX Transaction provides the Company with a rich portfolio of intellectual property and complementary skills that will enable GigOptix to develop new products to expand its offering to the optically connected market. Under the terms of the ChipX Transaction, ChipX stockholders received, in aggregate, 3,540,946 shares of GigOptix common stock. The net assets, including identifiable tangible and intangible assets and liabilities, including interest bearing debt of ChipX assumed by the Company as of the effective time of the ChipX Transaction, were recorded at their respective fair values. The acquisition of ChipX is reflected in the most recent consolidated balance sheet presented by GigOptix in its Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 31, 2010 and is therefore omitted from these pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 assume the ChipX Transaction occurred on January 1, 2008. This unaudited pro forma condensed combined statement of operations should be read in conjunction with the following:

•	Accompanying notes to the Unaudited Pro Forma Condensed Combined Statement of Operations;

•

Audited historical consolidated financial statements of GigOptix for the fiscal year ended December 31, 2009, included in GigOptix’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed on March 31, 2010;

•

Separate unaudited condensed interim consolidated financial statements and accompanying notes of ChipX as of and for the nine months ended September 30, 2009 included in our Current Report on Form 8-K/A filed on January 21, 2010; and

•	Unaudited pro forma condensed combined financial data included in our Current Report on Form 8-K/A filed on January 21, 2010.

The unaudited pro forma condensed combined statement of operations presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the ChipX Transaction had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined statement of operations does not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

GIGOPTIX, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2009

(In thousands, except per share amounts)

	Historical
	GigOptix, Inc. Year Ended December 31, 2009	ChipX, Inc. Period from January 1, 2009 through November 9, 2009	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Revenue	$14,826	$15,384	$—		$30,210
Cost of revenue	8,133	10,749	356	(a,d)	19,238

Gross profit	6,693	4,635	(356)		10,972

Research and development expense	6,264	3,133	(459	)(b,d)	8,938
Selling, general and administrative expense	9,922	4,611	185	(a,d)	14,718
Restructuring expense	884	—	—		884

Total operating expenses	17,070	7,744	(274)		24,540

Loss from operations	(10,377)	(3,109)	(82)		(13,568)
Interest expense, net	(68)	—	(30	)(c)	(98)
Other income (expense), net	335	(157)	—		178

Net loss before benefit from (provision for) income taxes	(10,110)	(3,266)	(112)		(13,488)
Benefit from (provision for) income taxes	69	(15)	—		54

Net loss	$(10,041)	$(3,281)	$(112)		$(13,434)

Net loss per share - basic and diluted	$(1.75)				$(1.53)

Weighted average number of shares used in per share calculations - basic and diluted	5,723 (e)				8,759 (e)

GIGOPTIX, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

1. Basis of Presentation

On November 9, 2009, GigOptix completed the acquisition of ChipX, Inc. (ChipX) (the ChipX Transaction), a privately-held fabless supplier of analog and mixed signal custom Application Specific Integrated Circuits (ASICs). Under the terms of the ChipX Transaction, ChipX stockholders received, in aggregate, 3,540,946 shares of GigOptix common stock. The assets, including identifiable tangible and intangible assets, and liabilities of ChipX as of the effective time of the ChipX Transaction were recorded at their respective fair values. The excess of purchase price over the net fair values of ChipX’s assets and liabilities was recorded as goodwill. The results of operations of ChipX is included in the results of operations of the Company, beginning on the effective date of the ChipX Transaction.

The purchase consideration for the ChipX Transaction was approximately $12.4 million, which consisted of the fair value of 3.5 million shares of GigOptix common stock issued to ChipX’s stockholders, was determined using a per share price of $3.50, which reflects the closing price of the Company’s common stock on November 9, 2009.

The allocation of the purchase price, is as follows (in thousands):

Net tangible assets and liabilities acquired:
Cash and cash equivalents	$1,679
Accounts receivable	1,300
Inventories	821
Other current assets	464
Property and equipment	1,598
Other long term assets	628
Accounts payable	(2,067)
Other current and long term liabilities	(1,807)
Deferred revenue	(190)
Debt assumed	(1,877)

549
Intangible assets acquired:
Customer relationships	2,428
Existing technology	1,161
Trade name	576
Order backlog	292
Patents	80
Goodwill	7,307

$12,393

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 combines the following results and is presented as if the acquisition had occurred on January 1, 2009:

(a)	The historical statement of operations of GigOptix which include the results of ChipX since the date of acquisition on November 9, 2009; and

(b)	The historical results of operations of ChipX for the period from January 1, 2009 through November 9, 2009.

2. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations are as follows (in thousands):

(a)	To record amortization of estimated intangible assets recorded as a result of the ChipX acquisition.

	Fair Value	Estimated Useful Life (in years)	Year ended December 31, 2009
Intangible Assets:
Existing Technology	1,161	7 years	142
Patents	80	16 years	4

Pro forma adjustment to cost of revenue			$146

Customer Relationships	$2,428	8 years	$260
Trade Name	576	10 years	49
Less: ChipX historical amortization of customer relationships			(121)

Pro forma adjustment to selling, general and administration expense			$188

(b)	As part of the ChipX Transaction, the Company renegotiated a software license with a vendor at a lower annual renewal rate. As a result, research and development expense was decreased by $507 for period from January 1, 2009 through November 9, 2009.

(c)	Adjustment to record additional interest expense due to higher interest rate on renegotiated Bridge Bank line of credit and amortization of the discount on the line of credit related to the warrants issued to Bridge Bank for the year ended December 31, 2009.

Year ended December 31, 2009
Additional interest expense	$11
Amortization of discount related to the warrants issued to Bridge Bank	19

Pro forma adjustment to interest expense, net	$30

(d)	Adjustment to record additional depreciation expense, net related to the property and equipment acquired from ChipX of $255 for the year ended December 31, 2009, of which $210 is charged to cost of revenue, $48 is charged to research and development and selling, general and administrative expense was decreased by $3.

(e)	Pro forma weighted-average number of shares and per share data were determined by adjusting the GigOptix historical weighted average shares outstanding for the year ended December 31, 2009 by adding the 3,540,946 shares issued in the ChipX transaction, weighted for the period that they were not included in the GigOptix historical weighted average shares outstanding, which was January 1, 2009 through November 9, 2009, resulting in an additional 3,036,482 weighted average shares outstanding.

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